EXHIBIT 10.25

ASSIGNMENT OF LICENSE AGREEMENT
This ASSIGNMENT OF LICENSE AGREEMENT (this “Assignment Agreement”) is made as of January 12, 2018, by and between Novartis Consumer Health S.A., a société anonyme organized under the laws of Switzerland (“Assignee”), and NeuroMetrix, Inc., a Delaware corporation (“Assignor”).
W I T N E S S E T H
WHEREAS, Assignor is a party to that certain License Agreement (the “Ex-US License Agreement”), made and entered into effective as of December 21, 2017, by Assignor and Quell Intellectual Property Corp., LLC, a Delaware limited liability company; and
WHEREAS, Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as of January 12, 2018 (the “Asset Purchase Agreement”), pursuant to which Assignor has agreed, among other things, to (i) sell, convey, deliver, transfer and assign to Assignee, free and clear of all Liens, at the Closing, all right, title and interest in, to and under all of the Purchased Assets and (ii) assign to Assignee all right, title and interest in, to and under the Ex-US License Agreement, all in consideration of the payment by Assignee of the Purchase Price, all upon the terms and subject to the conditions set forth in the Asset Purchase Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound hereby, do hereby agree as follows:
1.Defined Terms; Interpretation. Capitalized terms used but not defined herein shall have the meanings given to them in the Asset Purchase Agreement. This Assignment Agreement shall be interpreted in accordance with the rules of construction set forth in Section 1.2 of the Asset Purchase Agreement.
2.    Assignment of Contract. Pursuant to the terms and subject to the terms and conditions of the Asset Purchase Agreement, effective as of the date hereof, Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, all of Assignor’s rights and obligations under the Ex-US License Agreement.
3.    Interpretation; Successors. Nothing contained in this Assignment Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Asset Purchase Agreement nor shall this Assignment Agreement reduce, expand or enlarge any remedies under the Asset Purchase Agreement. This Assignment Agreement is intended only to effect the assignment by Assignor of the Ex-US License Agreement pursuant to the Asset Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Asset Purchase Agreement. This Assignment Agreement shall be binding upon and inure solely to the benefit of Assignor, Assignee and their respective successors and assigns in accordance with the terms of the Asset Purchase Agreement.
4.    Governing Law; Amendment. Construction and interpretation of this Assignment Agreement shall be governed by the Laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Assignment Agreement to the substantive Law of another jurisdiction. This Assignment Agreement may not be waived or amended except by an instrument in writing signed on behalf of each of the parties hereto.
5.    Counterparts. This Assignment Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), all of which shall be considered one and the same Assignment Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be executed as of the date first written above.

ASSIGNEE:
NOVARTIS CONSUMER HEALTH S.A.
By:/s/ M. P. van Ernst
    Name: M. P. van Ernst
    Title: Legal Director

By:/s/ Marianne Lysses
    Name: Marianne Lysses
    Title: Senior Legal Counsel

ASSIGNOR:
NEUROMETRIX, INC.
By: /s/ Shai Gozani
    Name: Shai Gozani
    Title: President and CEO

[Signature page to Assignment of License Agreement]